Exhibit 99.1

Trilogy Metals Provides Update on the Ambler Access Road Project's Supplemental Environmental Impact Statement

VANCOUVER, BC, Nov. 23, 2022 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE: TMQ) ("Trilogy" or the "Company") is providing an update on the Ambler Access Project ("AAP") – the proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects ("UKMP") to the Dalton Highway that will enable advancing exploration and development at the Ambler Mining District, home to some of the world's richest known copper-dominant polymetallic deposits.

On November 15, 2022, the United States Bureau of Land Management ("USBLM") submitted a status report in accordance with the Voluntary Remand dated May 17, 2022. The comment period ended on November 4, 2022 for the scoping process of the Supplemental Environmental Impact Statement ("SEIS"). The purpose of the SEIS is to further evaluate subsistence impacts to fish and caribou habitat and address the desire for additional tribal consultation. The USBLM is now evaluating the scoping comments and determining whether additional impacts, if any, should be more thoroughly assessed. A compilation of the substantive comments received will be assembled into a summary public scoping report and available on the USBLM website for public review.

The USBLM currently anticipates publishing a draft SEIS during the second quarter of calendar year 2023, which will be open for public comment upon publication. The USBLM also anticipates publishing a final SEIS, conducting final pre-decision consultation with Alaska Native Tribes and Corporations, and issuing a Record of Decision, all within the fourth quarter of calendar year 2023.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company that holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the Upper Kobuk Mineral Projects in Northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District, one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits that have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 181,387 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the permitting and construction of the AAP, the timing and benefits of the AAP, the anticipated timing of the draft SEIS, final SEIS and Record of Decision, and the merits of the UKMP are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving whether the Alaska Industrial Development and Export Authority will build the AAP; the results of the additional supplemental work on the FEIS resulting from the voluntary remand; the impact of the COVID-19 pandemic; success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks,  prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2021 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/November2022/23/c1168.html

%CIK: 0001543418

For further information: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 23-NOV-22